Jazz Parent, Inc. Unaudited Condensed Consolidated Financial Statements Six Months Ended June 30, 2023 Exhibit 99.3

Jazz Parent, Inc. Unaudited Condensed Consolidated Balance Sheet June 30, 2023 In thousands, except share amounts Page(s) Unaudited Condensed Consolidated Financial Statements Unaudited Condensed Consolidated Balance Sheet ................................................................................... 1 Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income ..................... 2 Unaudited Condensed Consolidated Statement of Shareholders’ Equity ................................................... 3 Unaudited Condensed Consolidated Statement of Cash Flows .................................................................. 4 Notes to Unaudited Condensed Consolidated Financial Statements .................................................... 5–13

Jazz Parent, Inc. Unaudited Condensed Consolidated Balance Sheet June 30, 2023 In thousands, except share amounts The accompanying notes are an integral part of these unaudited condensed consolidated financial statements. 1 June 30, 2023 Assets Current assets Cash 18,690$ Accounts receivable, net of allowance of $2,253 106,371 Inventories, net 280,470 Other current assets 3,368 Total current assets 408,899 Property and equipment, net 30,082 Right of use assets 16,444 Goodwill 358,329 Intangible assets, net 252,061 Other assets 1,390 Total assets 1,067,205$ Liabilities and Shareholders' Equity Current liabilities Accounts payable 48,437$ Accrued expenses 53,401 Long-term debt, current portion 34,078 Operating leases, current portion 2,511 Finance leases, current portion 1,906 Total current liabilities 140,333 Long-term debt, net of current portion 690,838 Operating leases, net of current portion 14,940 Finance leases, net of current portion 6,781 Deferred tax liabilities 31,561 Total liabilities 884,453 Commitments and contingencies (Note 11) Shareholders' equity Common Stock, $.01 par value, 1,000 shares authorized, issued and outstanding - Additional paid-in-capital 447,850 Accumulated deficit (265,098) Total shareholders' equity 182,752 Total liabilities and shareholders' equity 1,067,205$

Jazz Parent, Inc. Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income Period Ended June 30, 2023 In thousands, except share amounts The accompanying notes are an integral part of these unaudited condensed consolidated financial statements. 2 2023 Net sales 353,860$ Cost of sales 217,711 Gross profit 136,149 Operating expenses Selling, general and administrative expenses 79,867 Total operating expenses 79,867 Operating income 56,282 Other expense Interest expense, net (37,967) Other income, net 73 Total other expense (37,894) Income before income taxes 18,388 Income tax provision (6,567) Net income 11,821$ Ended June 30, Six Months

Jazz Parent, Inc. Unaudited Condensed Consolidated Statement of Shareholders’ Equity Period Ended June 30, 2023 In thousands, except share amounts The accompanying notes are an integral part of these unaudited condensed consolidated financial statements. 3 Additional Paid-in (Accumulated Shares Amount Capital Deficit) Total Balance at December 31, 2022 1,000 -$ 431,640$ (276,919)$ 154,721$ Net income - - - 11,821 11,821 Capital distribution to shareholders - - (5,790) - (5,790) Capital contribution from shareholders - - 22,000 - 22,000 Balance at June 30, 2023 1,000 -$ 447,850$ (265,098)$ 182,752$ Subsidiaries Jazz Parent, Inc. and Common Stock For the Six Months Ended June 30, 2023

Jazz Parent, Inc. Unaudited Condensed Consolidated Statement of Cash Flows Period Ended June 30, 2023 (In thousands, except share amounts) The accompanying notes are an integral part of these unaudited condensed consolidated financial statements. 4 2023 Cash flows from operating activities Net income 11,821$ Adjustments to reconcile net income to net cash used in operating activities Depreciation 3,809 Amortization of intangible assets 10,499 Amortization of debt issuance costs 1,689 Equity-based compensation expense 2,000 Bad debt expense 420 Write off of obsolete and excess inventory 2,632 Loss on disposal of property and equipment 32 Deferred income tax provision (512) Non-cash lease expense 1,569 Change in contingent consideration 3,200 Other non-cash 132 Changes in assets and liabilities, net of effects of acquisitions Accounts receivable (30,229) Inventories (26,445) Other assets 613 Accounts payable 6,114 Accrued expenses 1,583 Other liabilities (1,109) Net cash used in operating activities (12,182) Cash flows from investing activities Purchase of property and equipment (5,198) Purchase of business, net of cash acquired (88,552) Proceeds from sale of property and equipment 20 Net cash used in investing activities (93,730) Cash flows from financing activities Proceeds from long-term debt 121,000 Payments on long-term debt (8,638) Payments for finance leases (892) Payments of debt issuance costs (5,235) Capital distribution to shareholders (5,790) Net cash provided by financing activities 100,445 Net decrease in cash (5,467) Cash Beginning of period 24,157 End of period 18,690$ Supplemental disclosure of cash flow information Cash paid for interest 34,690$ Cash paid for taxes 7,748 Noncash activities Contingent consideration in connection with acquisition 12,400$ Long-term debt in connection with acquisition 30,000$ Capital contribution in connection with acquisition 20,000$ Purchase of property and equipment included in accounts payable 19$ Ended June 30, Six Months

Jazz Parent, Inc. Notes to Unaudited Condensed Consolidated Financial Statements June 30, 2023 (In thousands, except share and per share amounts) 5 1. Basis of Presentation The accompanying unaudited condensed consolidated financial statements include the accounts of Jazz Parent, Inc., and its wholly owned subsidiaries (collectively, the “Company”) after the elimination of intercompany accounts and transactions as of and for the period ended June 30, 2023. The unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Therefore, the unaudited condensed consolidated financial statements do not include all information and footnotes normally included in annual consolidated financial statements and should be read in conjunction with our consolidated financial statements and notes thereto for the year ended December 31, 2022. In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments necessary for a fair presentation of the unaudited condensed consolidated balance sheet, statement of operations and comprehensive income, statement of shareholders’ equity and statement of cash flows for such interim period presented. The results of operations for the six months ended June 30, 2023 are not necessarily indicative of the results which may be expected for the entire fiscal year. 2. Inventories Inventories consist of the following: June 30, 2023 Raw materials 60$ Work in process 14,022 Finished goods 266,388 280,470$ Obsolete and excess inventory of $2,632 was charged to cost of sales during the six months ended June 30, 2023.

Jazz Parent, Inc. Notes to Unaudited Condensed Consolidated Financial Statements June 30, 2023 (In thousands, except share and per share amounts) 6 3. Property and Equipment Property and equipment consist of the following: June 30, 2023 Furniture and fixtures 2,203$ Computer equipment 14,762 Equipment 33,723 Vehicles 154 Leasehold improvements 8,726 Construction in progress 5,045 Buildings 13,269 77,882 Less: Accumulated depreciation (47,800) 30,082$ Depreciation expense of $3,809 was recorded during the six months ended June 30, 2023. 4. Goodwill and Intangible Assets Changes in goodwill consist of the following: June 30, 2023 Beginning balance 317,241$ Additions to goodwill 41,088 Ending balance 358,329$ Changes in intangible assets consist of the following: June 30, 2023 Beginning balance 189,560$ Additions to intangible assets 73,000 Amortization of intangible assets (10,499) Ending balance 252,061$

Jazz Parent, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023
(In thousands, except share and per share amounts)

The carrying amounts of intangible assets are summarized as follows:

	June 30, 2023				
	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment	Accumulated Business Restructuring	Net Carrying Amount
Intangible assets subject to amortization					
Part manufacturing authority rights	$ 33,900	$ (19,158)	$ (2,365)	$ (61)	$ 12,316
Customer relationships	309,509	(103,250)	(11,461)	(12,148)	182,650
Trademarks	14,800	(6,114)	(1,000)	(615)	7,071
Repair process technology	40,050	(20,680)	(2,128)	(218)	17,024
Non-compete agreements	570	(365)	(205)	-	-
Intangible assets not subject to amortization					
Trademarks	70,700	-	(37,700)	-	33,000
	$ 469,529	$ (149,567)	$ (54,859)	$ (13,042)	$ 252,061

As of June 30, 2023, the Company's future amortization of definite-lived intangible assets is expected to be as follows:

Year ending December 31,	
2023	$ 10,817
2024	21,551
2025	21,410
2026	21,386
2027	21,279
Thereafter	122,618
	$ 219,061

5. Acquisitions

On February 7, 2023, the Company finalized a membership interest purchase agreement to purchase substantially all the assets of Aero-Glen International, LLC, a supplier of assembly hardware, value-added supply chain services, and kitting solutions to the Aerospace & Defense markets, in exchange for $150,543, which included $88,143 in cash, 91,000 Jazz TopCo class A units with a value of $20,000, a $30,000 note payable, and $12,400 of contingent consideration, and it is included in the accompanying consolidated financial statements from that date. The primary reason for the purchase was to obtain the customer relationships and related revenues. The acquisition was accounted for as a business combination and as a result, the purchase price was assigned to assets acquired and liabilities assumed based on their respective fair values at the date of acquisition. The excess of the purchase price over the fair values of the assets acquired and liabilities assumed was classified as goodwill and relates to expected synergies from combining operations and increased sales to the Company's larger customer base. The Company estimates that $13,082 of the goodwill acquired will be deductible for income tax purposes.

The fair value of the assets acquired includes a trademark, determined using the relief from royalty method, and customer relationships which were determined using the multi-period excess earnings method. Both methods estimate discounted cash flows over the estimated life of the assets. The fair value measurements noted are based on significant inputs that are not observable in the market, or Level 3 inputs. Key assumptions include a discount rate range of 14% to 15% and forecasted revenue projections. As part of the agreement, the Company may be obligated to pay contingent consideration of $17,500 no later than March 31, 2024 should the acquired entity, along with other operating entities, meet certain earnings objectives during calendar year 2023. As of the purchase date, the estimated fair value of the contingent consideration was $12,400. The estimated fair value

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Jazz Parent, Inc. Notes to Unaudited Condensed Consolidated Financial Statements June 30, 2023 (In thousands, except share and per share amounts) 8 of the contingent consideration obligations requires subjective assumptions regarding future business results, discount rates and probabilities assigned to various scenarios and was determined using probability assessments with respect to the likelihood of reaching various targets. As of June 30, 2023, the Company determined that the weighted-average probability of paying the maximum amount was 94% and used a discount rate of 10% resulting in a fair value of $15,600 with the increase in fair value recorded in selling, general and administrative expenses in the unaudited condensed consolidated statement of operations and comprehensive income. Acquisition-related costs associated with this purchase totaled $1,748 and are recorded in selling, general and administrative expenses in the unaudited condensed consolidated statement of operations and comprehensive income. The following table reflects the preliminary purchase price allocation for this acquisition: Cash (409)$ Accounts receivable 5,860 Inventory 38,944 Other assets 2,386 Property and equipment 730 Trademark 3,000 Customer relationships 70,000 Goodwill 41,088 Total assets 161,599 Accounts payable 5,559 Accrued expenses 3,345 Other liabilities 2,152 Total liabilities 11,056 Purchase price 150,543$ Reconciliation from purchase price to cash paid per statement of cash flows Purchase price 150,543$ Non-cash contingent consideration (12,400) Non-cash long-term debt (30,000) Non-cash contribution from shareholders (20,000) Cash acquired 409 Purchase of business, net of cash acquired 88,552$

Jazz Parent, Inc. Notes to Unaudited Condensed Consolidated Financial Statements June 30, 2023 (In thousands, except share and per share amounts) 9 6. Accrued Expenses Accrued expenses consist of the following: June 30, 2023 Salary related accruals 12,069$ Miscellaneous accrued liabilities 13,050 Contingent consideration 15,600 Sales rebate accruals 3,632 Health insurance accruals 1,197 Professional services accruals 7,050 Accrued commissions 598 Interest payable 205 53,401$ 7. Long-Term Debt Long-term debt of the Company consists of the following: June 30, 2023 First lien term loans 551,125$ Second lien term loan 125,000 Revolver 31,000 Seller Note 30,000 Debt issuance cost (12,209) Total long-term debt 724,916 Less: Current portion, revolving line and first liens (37,700) Less: Current portion, debt issuance cost 3,622 Long-term debt, net of current portion 690,838$ In February 2023, the Company entered into Amendment No. 5 to the First Lien Credit Agreement which added an incremental term loan in the amount of $85,000. This First Lien incremental term loan bears interest based on the ABR (which is defined for this incremental term loan as Prime Rate plus an applicable rate of 4.5%), or Term SOFR (defined for this incremental term loans as the Term SOFR Reference Rate as published by the CME Group Benchmark Administration Limited plus an applicable rate of 5.5%). Principal on this First Lien incremental term loan is payable quarterly in installments beginning June 30, 2023 equal to .25% of the initial principal amount, with the balance due on the maturity date of January 29, 2027. The First Lien term loans bear interest based on various variable rates plus an applicable margin rate. The First Lien term loans mature in either June 2026 or January 2027. As of June 30, 2023, the rates on the various term loans ranged from 9.2% to 12.7%.

Jazz Parent, Inc. Notes to Unaudited Condensed Consolidated Financial Statements June 30, 2023 (In thousands, except share and per share amounts) 10 The Second Lien term loan bears interest based on various variable rates plus an applicable margin rate. The Second Lien term loan matures in June 2027. The interest rate on the Second Lien was 13.2% as of June 30, 2023. The Company has access to a revolving line of credit that bears interest based on various variable rates plus an applicable margin rate. The applicable rates are indexed to the Company’s First Lien net leverage ratio and adjusted each reporting period based on its operating results. The revolving line of credit expires in June 2026. The available capacity of the revolving line of credit was $44,000 on June 30, 2023. The outstanding balance on the revolving line of credit was $31,000 on June 30, 2023. The interest rate on the revolving line of credit was 9.1% as of June 30, 2023. The revolving line of credit and term loans are collateralized by the Company’s accounts receivable and inventories. Under the terms of the revolving line of credit and term loans, the Company must comply with certain restrictive covenants, including those which prevent the Company from paying dividends to its partners and may require the Company to use excess cash flow, as defined, to reduce the balances outstanding. The seller’s note matures on June 30, 2024, accrues interest on a variable rate plus an applicable margin rate equal to the average rate of the First and Second Lien Credit Facility. As of June 30, 2023 the rate is 11.2% payable in kind beginning on October 31, 2023 and is prepayable by the buyer at any time. Under the terms and definitions of the senior secured credit facilities as of June 30, 2023, the Company’s First Lien net leverage ratio cannot exceed 7.75. As of June 30, 2023 the First Lien net leverage ratio was 3.7. The following is a schedule of future principal payments on the Company’s line of credit and term loans as of June 30, 2023: Year ending December 31, 2023 3,850 2024 37,700 2025 7,700 2026 414,338 2027 273,537 Thereafter - 737,125$ 8. Income Taxes The Company’s effective income tax rate was 35.7% for the six months ended June 30, 2023. It is based on the Company’s year-end effective tax rate and was adjusted for discrete items that occurred within the period. The effective income tax rate was higher than the statutory federal income tax rate of 21% primarily due to the change in valuation allowance and significant permanent differences related to stock compensation disallowed for tax purposes. 9. Fair Value Measurements The carrying value of financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximates fair values due to the short-term nature of these instruments.

Jazz Parent, Inc. Notes to Unaudited Condensed Consolidated Financial Statements June 30, 2023 (In thousands, except share and per share amounts) 11 The carrying value of debt approximates fair value due to the variable short-term nature of the interest rates. Fair value estimates are made at a specific point in time, based on relevant market information. The FASB Codification defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Accounting standards specify a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs have created the following fair-value hierarchy: • Level 1 – quoted prices in active markets for identical assets or liabilities. • Level 2 – inputs, other than the quoted prices in active markets, that are observable either directly or indirectly. • Level 3 – unobservable inputs based on the Company’s own assumptions. The following table presents the fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis: Level 1 Level 2 Level 3 Total Financial assets (liabilities): Cash equivalents and current investments 18,690$ -$ -$ 18,690$ Contingent consideration - - (15,600) (15,600) Total 18,690$ -$ (15,600)$ 3,090$ Fair Value at June 30, 2023 The following table provides a reconciliation of the beginning and ending balances of recurring fair value measurements using significant unobservable inputs (Level 3): As of December 31, 2022 -$ Additions during the period (12,400) Change in fair value during the period (3,200) As of June 30, 2023 (15,600)$ Refer to note 5 for more information on the specific inputs used in the valuation of this balance. 10. Equity Compensation Equity compensation expense totaled $2,000 for the six-month period ended June 30, 2023 and is included in selling, general and administrative expense for those periods. 11. Commitments and Contingencies Leases As of June 30, 2023, the weighted-average remaining lease term was 4.8 and 6.9 for operating and finance leases, respectively. As of June 30, 2023, the weighted-average discount rate was 9.5% and 5.9% for operating and finance leases, respectively. The components of lease expense were as follows:

Jazz Parent, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023
(In thousands, except share and per share amounts)

	Six Months Ended June 30, 2023
Operating lease expense	
Operating lease cost	$ 2,354
Variable lease cost	364
Finance lease expense	
Amortization of right-of-use assets	947
Interest on lease liabilities	270
Total lease expense	$ 3,935

Supplemental cash flow information related to leases was as follows:

	Six Months Ended June 30, 2023
Operating cash outflow from operating leases	$ 1,569
Operating cash outflow from finance leases	270
Financing cash outflow from finance leases	892
Right-of-use-assets obtained in exchange for operating lease obligations	4,603

Included within the $4,603 of right-of-use-assets obtained in exchange for operating lease obligations is $2,152 of right-of-use assets and lease liabilities obtained as part of the acquisition of Aero-Glen International, LLC (see Note 5). Within Note 5, the $2,152 of right-of-use assets and lease liabilities are included within the Other assets and Other liabilities preliminary purchase price allocation captions, respectively.

Maturities of lease liabilities were as follows:

	Operating Leases	Finance Leases
Year ending December 31,		
2023	$ 2,503	$ 1,307
2024	4,401	2,371
2025	4,350	1,712
2026	4,322	651
2027	3,936	671
Thereafter	2,922	3,865
Less: Interest expense	(4,983)	(1,890)
Total obligations	$ 17,451	$ 8,687

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Jazz Parent, Inc. Notes to Unaudited Condensed Consolidated Financial Statements June 30, 2023 (In thousands, except share and per share amounts) 13 Litigation The Company is party to certain lawsuits arising in the ordinary course of business. Management and legal counsel do not believe that the outcome of these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. 12. Subsequent Events On May 15, 2023, the Company entered into an agreement with Heico Corporation and Magnolia Merge Inc to sell 100% of the interests of the Company for an aggregate purchase price of $1,900,000 in cash and 1,137,656 shares of Heico Class A Common Stock. The transaction closed on August 4, 2023. All outstanding Company debt as of the close was paid off in full as part of the transaction. The Company has evaluated subsequent events through August 25, 2023, the date the financial statements were available to be issued and determined that there were no additional items that required further disclosure or recognition.